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                                                          Exhibit 99.(h)(17)(iv)

                         AMENDMENT TO ING PARTNERS, INC.

                         SHAREHOLDER SERVICING AGREEMENT
                              ADVISER CLASS SHARES

     This Amendment is dated as of the 1st day of November, 2004 by and between ING Partners, Inc. (the "Fund") and ReliaStar Life Insurance Company (the "Service Organization") (collectively, the "Parties").

     WHEREAS, the Parties entered into a Shareholder Servicing Agreement dated December 6, 2001, as amended (the "Agreement");

     WHEREAS, the Parties desire to further amend said Agreement in the manner hereinafter set forth;

     NOW THEREFORE, the parties hereby amend the Agreement in the following form:

     1. By replacing the existing SCHEDULE A with the AMENDED SCHEDULE A attached hereto.

     2. All of the other provisions contained in the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                        ING PARTNERS, INC.


                                        By:
                                               ------------------------
                                        Name:  James M. Hennessy
                                        Title: President


                                        RELIASTAR LIFE INSURANCE COMPANY


                                        By:
                                               ------------------------
                                        Name:  Laurie M. Tillinghast
                                        Title: President

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                               AMENDED SCHEDULE A

Adviser Class shares of the following ING Partners, Inc. portfolios:

                                                                ANNUAL RATE
 ING Aeltus Enhanced Index Portfolio                               0.25%
 ING Alger Aggressive Growth Portfolio                             0.25%
 ING Alger Capital Appreciation Portfolio                          0.25%
 ING Alger Growth Portfolio                                        0.25%
 ING American Century Small Cap Value Portfolio                    0.25%
 ING Baron Small Cap Growth Portfolio                              0.25%
 ING Fidelity(R) VIP Contrafund(R) Portfolio                       0.25%
 ING Fidelity(R) VIP Equity Income Portfolio                       0.25%
 ING Fidelity(R) VIP Growth Portfolio                              0.25%
 ING Fidelity(R) VIP Mid Cap Portfolio                             0.25%
 ING Goldman Sachs(R) Capital Growth Portfolio                     0.25%
 ING Goldman Sachs(R) Core Equity Portfolio                        0.25%
 ING JPMorgan Fleming International Portfolio                      0.25%
 ING JPMorgan Mid Cap Value Portfolio                              0.25%
 ING MFS Capital Opportunities Portfolio                           0.25%
 ING MFS Global Growth Portfolio                                   0.25%
 ING OpCap Balanced Value Portfolio                                0.25%
 ING Oppenheimer Strategic Income Portfolio                        0.25%
 ING PIMCO Total Return Portfolio                                  0.25%
 ING Salomon Brothers Aggressive Growth Portfolio                  0.25%
 ING Salomon Brothers Fundamental Value Portfolio                  0.25%
 ING Salomon Brothers Investors Value Portfolio                    0.25%
 ING T. Rowe Price Growth Equity Portfolio                         0.25%
 ING UBS U.S. Allocation Portfolio                                 0.25%
 ING UBS U.S. Large Cap Equity Portfolio                           0.25%
 ING Van Kampen Comstock Portfolio                                 0.25%

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